                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported):   January 23, 2001



                         HYPERTENSION DIAGNOSTICS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Minnesota                        0-24635                  41-1618036
-----------------------------    ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


 2915 Waters Road, Suite 108
 Eagan, Minnesota                                                    55121
----------------------------------------                      ------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code: 651-687-9999

Items 1, 2, 3, 4, 6, and 8 are not applicable and therefore omitted.

ITEM 5.   OTHER EVENTS .

        In connection with the offering of 2,752,192 Redeemable Class B Warrants as described in the Company's Registration Statement on Form S-3 (File No. 333-53200) as filed on January 4, 2001 and as subsequently amended, Hypertension Diagnostics, Inc. (the "Company") has reduced the exercise price of its outstanding Redeemable Class A Warrant from $5.50 to $5.15 per share of Common Stock issuable upon exercise of the Redeemable Class A Warrant. The reduction in the exercise price of the Redeemable Class A Warrant will remain in effect until the expiration of the Redeemable Class A Warrant. The Company's Registration Statement on Form S-3 (File No. 333-53200) was declared effective by the U.S. Securities and Exchange Commission at 5:30 p.m. Washington D.C. time, January 23, 2001.

        The reduction in the exercise price of the Redeemable Class A Warrant is described in the Amendment No. 1 to the Warrant Agreement, dated as of January 23, 2001 by and between the Company and Firstar Bank, N.A., exhibit 4.7 hereto. In the press release dated January 23, 2001, exhibit 99.1 hereto, the Company announced the effectiveness of its above referenced registration statement, as well as the reduction in the exercise price of the Redeemable Class A Warrant.


ITEM 7.    EXHIBITS.

     Exhibit 4.7 Amendment No. 1 to the Warrant Agreement, dated as of January 23, 2001, by and between the Company and Firstar Bank, N.A.

     Exhibit 99.1            Press Release dated January 23, 2001

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   HYPERTENSION DIAGNOSTICS, INC.

                                   By           /s/ James S. Murphy
                                      ------------------------------------------
                                      Its Senior Vice President, Finance and
                                      Administration and Chief Financial Officer


Dated:   January 23, 2001